Exhibit 99.1

Contact:	610-337-7000	For Immediate Release:
	Will Ruthrauff, ext. 6571	August 1, 2016
Shelly Oates, ext. 3202

AmeriGas Partners Reports Solid Fiscal 2016 Third Quarter Earnings

VALLEY FORGE, Pa., August 1 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported a GAAP net loss attributable to AmeriGas Partners for the quarter ended June 30, 2016 of $33.1 million, compared to a GAAP net loss of $25.6 million for the quarter ended June 30, 2015. The GAAP net loss for the current quarter includes a $37.1 million loss due to early extinguishments of debt. On an adjusted basis, the Partnership reported a seasonal net loss of $23.6 million for the quarter compared with a seasonal net loss of $40.2 million in the prior year. Adjusted results exclude the impact of unrealized gains and losses on commodity derivative instruments and losses from the early extinguishments of debt.

The Partnership’s adjusted earnings before interest expense, income taxes, depreciation and amortization (Adjusted EBITDA) was $64.6 million for the third fiscal quarter compared with $48.9 million in the prior year. Retail volumes sold for the quarter were 202.8 million gallons, comparable with the prior year amount of 202.2 million. The slight increase in retail gallons sold reflects temperatures that were slightly colder than the prior year, although 7.5% warmer than normal, according to the National Oceanic and Atmospheric Administration (NOAA).

Jerry E. Sheridan, president and chief executive officer of AmeriGas, said, "After experiencing one of the warmest winters in history, the business rebounded with a very solid third quarter.  Adjusted EBITDA was 32% higher than last year on weather that was 5.5% colder.  Continued focus on unit margin management and expense control were the keys to our improved results during the quarter as we were able to deliver a combination of both higher adjusted total margin and lower operating expenses.  We completed two acquisitions in June, and one in July, bringing our acquisition count for the year to six.  Finally, we were pleased to complete a $1.35 billion debt offering during the quarter to refinance the senior notes maturing in 2019, 2020 and 2021 at an average rate of 5.75%, lowering our weighted average cost of debt while addressing our refinancing needs through 2022."

Sheridan continued, "Based on our results thus far and our expectations for the remainder of the year, we confirm our Adjusted EBITDA guidance range of $575 million to $600(a) million for the fiscal year ending September 30, 2016."

(a) Due to the forward looking nature of full year Adjusted EBITDA, we are unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular mark-to-market gains (losses) on commodity derivative instruments for future periods, due to market volatility.

AmeriGas Partners Reports Solid Fiscal 2016 Third Quarter Earnings	Page 2

About AmeriGas
AmeriGas is the nation’s largest retail propane marketer, serving approximately two million customers in all 50 states from approximately 2,000 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership and the public owns the remaining 74%.

AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2016 third quarter earnings and other current activities at 9:00 AM ET on Tuesday, August 2, 2016. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://investors.amerigas.com/investor-relations/events-presentations or at the company website http://www.amerigas.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on August 2 through 11:59 PM on August 18. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 13747593.

Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, and our ability to successfully integrate acquisitions and achieve anticipated synergies. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

AP-05	###	8/1/16

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015	2016	2015
Revenues:
Propane	$385,566	$414,146	$1,718,748	$2,254,961	$2,076,188	$2,754,128
Other	61,118	63,831	199,521	212,125	260,317	273,207
	446,684	477,977	1,918,269	2,467,086	2,336,505	3,027,335
Costs and expenses:
Cost of sales - propane	121,812	172,803	591,355	1,163,089	729,433	1,447,181
Cost of sales - other	21,145	23,745	59,173	64,607	81,204	85,253
Operating and administrative expenses	217,154	223,306	686,578	727,303	912,558	947,259
Depreciation	35,668	37,370	110,807	113,454	149,557	150,549
Amortization	10,742	10,666	32,228	32,065	42,839	42,849
Other operating income, net	(6,041)	(5,548)	(22,079)	(23,088)	(30,346)	(29,004)
	400,480	462,342	1,458,062	2,077,430	1,885,245	2,644,087
Operating income	46,204	15,635	460,207	389,656	451,260	383,248
Loss on extinguishments of debt	(37,086)	—	(37,086)	—	(37,086)	—
Interest expense	(40,838)	(40,274)	(122,669)	(122,404)	(163,107)	(163,021)
(Loss) income before income taxes	(31,720)	(24,639)	300,452	267,252	251,067	220,227
Income tax expense	(907)	(802)	(2,107)	(2,478)	(2,527)	(2,885)
Net (loss) income including noncontrolling interest	(32,627)	(25,441)	298,345	264,774	248,540	217,342
Deduct net income attributable to noncontrolling interest	(442)	(137)	(4,533)	(3,868)	(4,423)	(3,783)
Net (loss) income attributable to AmeriGas Partners, L.P.	$(33,069)	$(25,578)	$293,812	$260,906	$244,117	$213,559
General partner’s interest in net (loss) income attributable to AmeriGas Partners, L.P.	$10,101	$8,389	$30,663	$24,321	$38,811	$30,380
Limited partners’ interest in net (loss) income attributable to AmeriGas Partners, L.P.	$(43,170)	$(33,967)	$263,149	$236,585	$205,306	$183,179
Income (loss) per limited partner unit (a)
Basic	$(0.46)	$(0.37)	$2.81	$2.53	$2.19	$1.97
Diluted	$(0.46)	$(0.37)	$2.80	$2.53	$2.19	$1.96
Average limited partner units outstanding:
Basic	92,960	92,918	92,945	92,908	92,939	92,904
Diluted	92,960	92,918	93,019	92,972	93,014	92,970
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	202.8	202.2	883.7	990.4	1,077.6	1,201.4
Wholesale gallons sold (millions)	8.7	11.2	40.0	42.1	52.3	52.6
Total margin (b)	$303,727	$281,429	$1,267,741	$1,239,390	$1,525,868	$1,494,901
Adjusted total margin (c)	$275,877	$266,616	$1,206,070	$1,288,068	$1,463,360	$1,550,293
EBITDA (c)	$55,086	$63,534	$561,623	$531,307	$602,147	$572,863
Adjusted EBITDA (c)	$64,603	$48,871	$537,661	$579,493	$577,356	$627,695
Adjusted net (loss) income attributable to AmeriGas Partners, L.P. (c)	$(23,552)	$(40,241)	$269,850	$309,092	$219,326	$268,391
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$9,985	$11,803	$36,275	$43,577	$50,513	$66,892
Growth capital expenditures	$8,700	$8,838	$38,197	$34,281	$48,110	$44,608

(a)
Income (loss) per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

(b)	Total margin represents "total revenues" less "cost of sales - propane" and "cost of sales - other".

(c)	The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

and adjusted net income (loss) attributable to AmeriGas Partners, L.P., when evaluating the Partnership’s overall performance. These financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

Management believes earnings before interest, income taxes, depreciation and amortization (“EBITDA”), as adjusted for the effects of gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have ("Adjusted EBITDA"), is a meaningful non-GAAP financial measure used by investors to (1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of Adjusted EBITDA may be different from those used by other companies. Management uses Adjusted EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes, the effects of gains and losses on commodity derivative instruments not associated with current-period transactions or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses Adjusted EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s EBITDA, as adjusted to exclude gains and losses on commodity derivative instruments not associated with current-period transactions, to assess the profitability of the Partnership which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership’s EBITDA, as so adjusted, in its disclosure about industry segments as the profitability measure for its domestic propane segment.

Management believes the presentation of other non-GAAP financial measures, comprised of adjusted total margin and adjusted net income (loss) attributable to AmeriGas Partners, L.P., provide useful information to investors to more effectively evaluate the period-over-period results of operations of the Partnership. Management uses these non-GAAP financial measures because they eliminate the impact of (1) gains and losses on commodity derivative instruments that are not associated with current-period transactions and (2) other gains and losses that competitors do not necessarily have to provide insight into the comparison of period-over-period profitability to that of other master limited partnerships.

The following tables include reconciliations of adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P. to the most directly comparable financial measure calculated and presented in accordance with GAAP for all the periods presented.

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015	2016	2015
Adjusted total margin:
Total revenues	$446,684	$477,977	$1,918,269	$2,467,086	$2,336,505	$3,027,335
Cost of sales - propane	(121,812)	(172,803)	(591,355)	(1,163,089)	(729,433)	(1,447,181)
Cost of sales - other	(21,145)	(23,745)	(59,173)	(64,607)	(81,204)	(85,253)
Total margin	303,727	281,429	1,267,741	1,239,390	1,525,868	1,494,901
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(27,850)	(14,813)	(61,671)	48,678	(62,508)	55,392
Adjusted total margin	$275,877	$266,616	$1,206,070	$1,288,068	$1,463,360	$1,550,293

Adjusted net (loss) income attributable to AmeriGas Partners, L.P.:
Net (loss) income attributable to AmeriGas Partners, L.P.	$(33,069)	$(25,578)	$293,812	$260,906	$244,117	$213,559
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(27,850)	(14,813)	(61,671)	48,678	(62,508)	55,392
Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period transactions	281	150	623	(492)	631	(560)
Loss on extinguishments of debt	37,086	—	37,086	—	37,086	—
Adjusted net (loss) income attributable to AmeriGas Partners, L.P.	$(23,552)	$(40,241)	$269,850	$309,092	$219,326	$268,391

	Three Months Ended June 30,		Nine Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015	2016	2015
EBITDA and Adjusted EBITDA:
Net (loss) income attributable to AmeriGas Partners, L.P.	$(33,069)	$(25,578)	$293,812	$260,906	$244,117	$213,559
Income tax expense	907	802	2,107	2,478	2,527	2,885
Interest expense	40,838	40,274	122,669	122,404	163,107	163,021
Depreciation	35,668	37,370	110,807	113,454	149,557	150,549
Amortization	10,742	10,666	32,228	32,065	42,839	42,849
EBITDA	55,086	63,534	561,623	531,307	602,147	572,863
(Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions	(27,850)	(14,813)	(61,671)	48,678	(62,508)	55,392
Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period transactions	281	150	623	(492)	631	(560)
Loss on extinguishments of debt	37,086	—	37,086	—	37,086	—
Adjusted EBITDA	$64,603	$48,871	$537,661	$579,493	$577,356	$627,695